                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 23, 1999

                                 Honeywell Inc.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

     Delaware                       1-971                       41-0415010
 ----------------              ----------------            --------------------
 (State or other                 (Commission                 (IRS Employer
  jurisdiction of               File Number)                Identification No.)
  incorporation)

                                 Honeywell Plaza
                          Minneapolis, Minnesota 55408
                     ---------------------------------------
                    (Address of principal executive offices)

Registrant's telephone number, including area code:  (612) 951-1000

                                 Not Applicable
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)



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Item 5.  OTHER EVENTS.

         As previously reported in its Forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission, Honeywell Inc. is a party to material litigation involving Litton Systems, Inc.

         On September 23, 1999, Judge Marianna Pfaelzer of the U.S. District Court, Central District of California, Los Angeles (the "Trial Court"), issued dispositive rulings in both the Litton Systems Inc. v. Honeywell Inc. patent/tort and antitrust cases then before her.

PATENT/TORT CASE

The Trial Court granted Honeywell's Motion for Judgment as a Matter of Law and Summary Judgment on the Patent claims on the various grounds; granted Honeywell's Motion for Judgment as a Matter of Law on the State Law Claims on the grounds of insufficient evidence; and denied Litton's Motion for Partial Summary Judgment. Attached hereto as Exhibit 20(i) is the Civil Minutes-General of the Trial Court reflecting these rulings.

ANTITRUST CASE

The Trial Court denied Honeywell's Motion for Judgment as a Matter of Law and Motion for New Trial and Remittitur as they related to Litton Systems Inc., which had won a jury verdict of $220 million in compensatory damages before trebling; but granted Honeywell's Motion for Judgment as a Matter of Law as it relates to Litton Systems, Canada, Limited, which had previously won a $30 million jury verdict. The net effect should be the eventual reduction of the existing judgment against Honeywell to $660 million, plus reasonable attorney fees and costs, the amount of which is currently being contested by the parties. Attached hereto as Exhibits 20(ii), 20(iii) and 20(iv) are the Civil Minutes-General of the Trial Court and the Memorandum of Decision reflecting these rulings.

Honeywell intends to seek its first appellate review of this, and earlier, adverse rulings regarding liability and damages in the antitrust case. That appeal will be directed to the Ninth Circuit Court of Appeals once the Trial Court has entered its revised Judgment. It is expected that Litton will seek appellate review of its adverse rulings in the patent/tort case. Those efforts should be addressed to the Federal Circuit Court of Appeals which previously reviewed the underlying case and remanded certain issues to Judge Pfaelzer for disposition.

The parties will likely be opposing one another's appellate efforts vigorously over the next several months and final rulings may well not be forthcoming from either the Ninth or Federal Circuit Courts until the year 2001. Honeywell expects that the Trial Court's latest rulings in the patent/tort case will eventually be affirmed since they are consistent with the Federal Circuit's most recent opinions in this case and others which deal with alleged patent infringement under the doctrine of equivalence, and since, absent any patent infringement, Litton has not proven any tortitious Honeywell behavior which interfered with its contracts or business prospects. Honeywell also expects to obtain substantial relief from the current adverse judgment in the antitrust case by an appeal to the Ninth Circuit, based upon sound substantive and procedural legal grounds.

         Honeywell issued a press release announcing this event on September 24, 1999, a copy of which is attached hereto as Exhibit 20(v).


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits


Exhibit No.       Exhibit
-----------       -------
         20(i)             United States District Court, Central District of
                           California, Civil Minutes-General, dated 9/23/99.
         20(ii)            United States District Court, Central District of
                           California, Civil Minutes-General, dated 9/23/99.
         20(iii)           United States District Court, Central District of
                           California, Civil Minutes-General, dated 9/23/99.
         20(iv)            United States District Court, Central District of
                           California, Case No. 90-4823 MRP, Memorandum of
                           Decision.
         20(v)             Press Release dated September 24, 1999.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      HONEYWELL INC.

                                                      By: /s/ Edward D. Grayson
                                                         -----------------------
                                                         Edward D. Grayson
                                                         Vice President and
                                                         General Counsel

Date:    October 7, 1999


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                                INDEX TO EXHIBITS


Exhibit No.       Exhibit
-----------       -------
         20(i)             United States District Court, Central District of
                           California, Civil Minutes-General, dated 9/23/99.
         20(ii)            United States District Court, Central District of
                           California, Civil Minutes-General, dated 9/23/99.
         20(iii)           United States District Court, Central District of
                           California, Civil Minutes-General, dated 9/23/99.
         20(iv)            United States District Court, Central District of
                           California, Case No. 90-4823 MRP, Memorandum of
                           Decision.
         20(v)             Press Release dated September 24, 1999.